SUB-ITEM 77Q1(A)

Appendix A, dated April 30, 2015, to the Master Amended and Restated By-Laws for MFS Series Trust XII, dated January 1, 2002 as revised through November 1, 2014, is contained in Post-Effective Amendment No. 58 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 28, 2015, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


Master Amended and Restated By-Laws for MFS Series Trust XII, dated January 1, 2002 as revised through November 1, 2014, are contained in Post-Effective Amendment No. 100 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 25, 2014, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.





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